EXHIBIT 23.6

CONSENT OF THE CARSON MEDLIN COMPANY

Board of Directors
First Carolina State Bank
137 North Winstead Avenue
Rocky Mount, NC 27804

We hereby consent to the use of our opinion letter dated December 1, 2003 to the Board of Directors of First Carolina State Bank, a North Carolina banking corporation (“First Carolina”) to be included as Appendix C to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 of Capitol Bancorp Ltd. (“Capitol”) (the “Registration Statement”) by incorporating by reference the contents of the previously filed Registration Statement on Form S-4 (File No. 333-112105) (the “Prior Registration Statement”) relating to the proposed merger of First Carolina with and into CBC Bank, a wholly owned subsidiary of Capitol, and to the references to such opinion in the Registration Statement under certain captions, including “Opinion of First Carolina’s Financial Advisor,” by incorporating by reference the contents of the Prior Registration Statement.

Very Truly Yours,

/s/ The Carson Medlin Company

The Carson Medlin Company

Raleigh, North Carolina
May 3, 2004